EXHIBIT 3.2


                             CERTIFICATE OF AMENDMENT
                                      OF THE
                           CERTIFICATE OF INCORPORATION
                                        OF
                              COMPATRIOT CORPORATION
                              ----------------------



            COMPATRIOT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

  DOES HEREBY CERTIFY:

            First:    Article 1 of the Certificate of Incorporation be, and it
  hereby is, amended to read as follows:

            "1.  The name of the Corporation is Talegen Acquisition Corporation"

            Second:   The Corporation has not received any payment for any of
  its stock and pursuant to Section 241 of the Delaware General Corporation Law, this Certificate of Amendment of the Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation as of December 11, 1995.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Saul A. Fox, its President and Chief Executive Officer, and attested by Frederick M. Goltz, its Vice President, Secretary and Assistant Treasurer, on this 11th day of December, 1995.

                                         COMPATRIOT CORPORATION



                                         By: /s/  Saul A. Fox
                                             -----------------------------
                                             President and Chief Executive
                                             Officer




  ATTEST:


  By:  /s/ Frederick M. Goltz
       -------------------------
       Vice President, Secretary
       and Assistant Treasurer